EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
Set forth below is a list of each of the subsidiaries of Smithfield Foods, Inc. (other than subsidiaries whose names have been omitted in accordance with Regulation S-K Item 601(b)(21)(ii)) and their respective jurisdictions of organization.

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
AgProtein, Inc.	North Carolina
Agri AI Sp. z.o.o.	Poland
AGRI PLUS Sp. z.o.o.	Poland
AGRI PLUS WIELKOPOLSKA S.A.	Poland
Agri Vet Sp. z.o.o.	Poland
Agroalim Distribution S.R.L.	Romania
Agroalim Logistic S.A.	Romania
American Skin Food Group LLC	North Carolina
Animex Foods, Sp. z.o.o.	Poland
Animex Foods Sp. z.o.o. S.K.A.	Poland
ANIMEX Holding Sp. z o.o.	Poland
Animex Netherlands BV	Netherlands
Animex SF, Sp. z.o.o.	Poland
Animex SF, Sp. z o.o Agro S.K.A.	Poland
Animex SF, Sp. z o.o Euro Comfort Ltd. S.K.A.	Poland
Animex SF, Sp. z o.o GP S.K.A.	Poland
Animex SF, Sp. z o.o Paszowa S.K.A.	Poland
Animex Sp. z o.o.	Poland
Animpol S.A.	Poland
Armour-Eckrich Meats LLC	Delaware
Beef Liquidation Corp.	Delaware
Best Solutions LLC	Delaware
Brown’s Realty Partnership	North Carolina
Carroll’s Realty Partnership	North Carolina
Cattle Inventory, LLC	Delaware
CC32 Fundusz Inwestycyjnny Zamknietcy	Poland
Chief Milling Partners, Inc.	North Carolina
Cold Field Investments, LLC	Delaware
Crystal Peak Environmental LLC	Delaware
Duplin Marketing Company, LLC	North Carolina
Farmland Foods, Inc.	Delaware
Ferma Kraplewice Sp. z o.o.	Poland
Hofstede Beheer BV	Netherlands
Iowa Quality Meats, Ltd.	Iowa
John Morrell & Co.	Delaware
Jonmor Investments, Inc.	Delaware
Kansas City Sausage Company, LLC	Delaware
KC2 Real Estate LLC	Delaware
MF Energy, LLC	Delaware
Morena Expert S.R.L.	Romania
Murphy-Brown LLC	Delaware
Murphy-Brown of Missouri LLC	Delaware

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
Murphy Farms of Texahoma, Inc.	Oklahoma
North Side Investments, Inc.	Delaware
NPD Investments, Inc.	Delaware
Patcud Investments, Inc.	Delaware
Patelina SL	Spain
Patrick Cudahy, LLC	Delaware
PEK (London) Ltd.	United Kingdom
Pirin Agri S.R.L.	Romania
Premium Pet Health, LLC	Delaware
Premium Standard Farms, LLC	Delaware
Prima Farms Sp. z o.o.	Poland
QTF Liquidation Corp.	Delaware
RMHF Liquidation, LLC	Delaware
Semilem S.R.L.	Romania
SF Holding Sp. z o.o.	Poland
SF Investments, Inc.	Delaware
SF Marketing Sub, Inc.	Delaware
SFDS Global Holdings B.V.	Netherlands
SFFC, Inc.	Delaware
SFRMH Liquidation, Inc.	Delaware
Simoni Investments, LLC	Delaware
Smithfield Asia Holdings, Limited	British Virgin Islands
Smithfield Bioenergy LLC	Delaware
Smithfield Canada Ltd.	Canada
Smithfield Capital Europe, B.V.	Netherlands
Smithfield Capital Trust I	Delaware
Smithfield-Carroll’s Farms	Virginia
Smithfield Culinary Foods Group, LLC	Delaware
Smithfield Deli Group, Inc.	Delaware
Smithfield Ferme S.R.L.	Romania
Smithfield Foods de Mexico, S. de R.L. de C.V.	Mexico
Smithfield Foods Group Ltd.	United Kingdom
Smithfield Foods Ltd.	United Kingdom
Smithfield Global Products, Inc.	Delaware
Smithfield Innovations Group, LLC	Delaware
Smithfield Insurance Co. Ltd.	Bermuda
Smithfield International Group de Mexico, S. de R.L de C.V.	Mexico
Smithfield International Investments, Inc.	Delaware
Smithfield-Kinston LLC	Delaware
Smithfield Processare S.R.L.	Romania
Smithfield Prod S.R.L.	Romania
Smithfield Purchase Corporation	North Carolina
Smithfield Receivables Funding, LLC	Delaware
Smithfield Romania S.R.L.	Romania
Smithfield Specialty Foods Group, LLC	Delaware
Smithfield Strategic Sourcing & Service Co., Inc.	Delaware
Smithfield Trading Company, Inc.	Delaware
Smithfield Transportation Co., Inc.	Delaware

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
Stefano Foods, Inc.	North Carolina
Tar Heel Turkey Hatchery, Inc.	North Carolina
Teclinal SL	Spain
Texas County Land, LLC	Delaware
The Smithfield Inn Corporation	Virginia
The Smithfield Packing Company, Incorporated	Delaware
Titan Global LLC	North Carolina
Wilmington Bulk, LLC	North Carolina